UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2002

ALLIANCE LAUNDRY SYSTEMS LLC
ALLIANCE LAUNDRY CORPORATION
ALLIANCE LAUNDRY HOLDINGS LLC
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE (State or other jurisdiction of incorporation)	333-56857 333-56857-01 333-56857-02 (Commission File Number)	39-1927923 39-1928505 52-2055893 (I.R.S. Employer Identification No.)

P.O. BOX 990
RIPON, WISCONSIN 54971-0990
(Address of principal executive offices)

(920) 748-3121
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On October 1, 2002, Alliance Laundry Systems Income Fund (the “Fund”) and Alliance Laundry Systems LLC (the “Company”) issued a press release announcing that the Fund has filed a preliminary prospectus with securities regulators across Canada. The Fund has been created to acquire an indirect ownership interest in the Company and will make monthly distributions of its available cash to the holders of its units.

The Fund expects to use the net proceeds from the initial public offering to acquire an indirect ownership interest in the Company. The Company expects to use the proceeds from the sale of such ownership interest to reduce existing debt and acquire other securities and to ultimately provide it with the flexibility to fund future acquisitions and product development. Specifically, the Company currently intends to commence a tender offer to repurchase its outstanding 9 5/8% Senior Subordinated Notes. The tender offer will be conditioned upon the completion of the units offering by the Fund and the Company’s receipt of sufficient funds from the sale of an indirect ownership interest to the Fund. The closing of the public offering is subject to regulatory approval.

Item 7.    Financial Statements and Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliance Laundry Systems LLC has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ripon, state of Wisconsin, on the 1st day of October 2002.

Signature	Title	Date

/s/ THOMAS L’ESPERANCE Thomas L’Esperance	Chairman and CEO	10-01-02

/s/ BRUCE P. ROUNDS Bruce P. Rounds	Vice President and Chief Financial Officer	10-01-02

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliance Laundry Corp. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ripon, state of Wisconsin, on the 1st day of October 2002.

Signature	Title	Date

/s/ THOMAS L’ESPERANCE Thomas L’Esperance	Chairman and CEO	10-01-02

/s/ BRUCE P. ROUNDS Bruce P. Rounds	Vice President and Chief Financial Officer	10-01-02

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliance Laundry Holdings LLC has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ripon, state of Wisconsin, on the 1st day of October 2002.

Signature	Title	Date

/s/ THOMAS L’ESPERANCE Thomas L’Esperance	Chairman and CEO	10-01-02

/s/ BRUCE P. ROUNDS Bruce P. Rounds	Vice President and Chief Financial Officer	10-01-02

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EXHIBIT INDEX

Exhibit No.

20.1	Press release of Alliance Laundry Income Fund regarding filing of preliminary prospectus with Canadian security regulators for initial public offering of trust units, dated October 1, 2002

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